Exhibit 99.2

MIVA, Inc.	Press Release
U.S. MIVA Investor Relations Contact
Peter Weinberg
peter.weinberg@miva.com
(239) 561-7229

MIVA Announces Preliminary Third Quarter 2007 Results Conference Call

FORT MYERS, Fla. – October 2, 2007 – MIVA, Inc. (NASDAQ: MIVA), today announced that management will participate in a conference call to discuss the preliminary third quarter 2007 results for the Company on October 4, 2007, at approximately 8:00 a.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg of MIVA, Inc. at peter.weinberg@miva.com.

About MIVA®, Inc.
MIVA, Inc. (NASDAQ:MIVA) is a global digital media company. MIVA’s mission is to deliver valuable digital audiences to advertisers. MIVA consists of two complementary divisions, MIVA Direct and MIVA Media. MIVA Direct owns and operates a growing portfolio of consumer destination sites and category specific toolbars. MIVA Media manages a contextual Pay-Per-Click ad network focused on key vertical sectors. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “will,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006 and our most recently filed Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

®Registered trademark of MIVA, Inc.

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